UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on February 8, 2021 (the “Prior Report”), on February 4, 2021, James C. Mullen was appointed as President and Chief Executive Officer of Editas Medicine, Inc. (the “Company”), effective as of February 15, 2021. At the time of the filing of the Prior Report, Mr. Mullen and the Company had not entered into an agreement with respect to his employment and compensation terms. This amendment to the Prior Report is being filed to disclose that, on February 14, 2021, Mr. Mullen entered into an offer letter with the Company (the “Offer Letter”).

The Offer Letter provides for an annual base salary of $625,000 and an annual target bonus equal to 60% of his base salary, which bonus shall be prorated for 2021. Mr. Mullen will also receive a benefits allowance of $2,750 per month. In addition, the Company has agreed to grant Mr. Mullen (i) an option to purchase such number of shares of common stock having an aggregate Black-Scholes value of $10,000,000 as of the date of grant, which shall vest upon the achievement of specified organizational milestones to be determined by the Organization, Leadership and Compensation Committee (the “OLC Committee”) of the Board of Directors (the “New Hire Option”) at the time of grant, (ii) an option to purchase such number of shares of common stock having an aggregate Black-Scholes value, inclusive of a performance premium, of $5,000,000 as of the date of grant, which shall vest as to one-third of the shares underlying the option on the date on which the closing price of the Company’s common stock has for 15 consecutive trading days (in the five-year period following grant) equaled or exceeded $80.00, $100.00 and $120.00, respectively (the “Performance-Vesting Option”) and (iii) a restricted stock unit award for such number of shares of common stock having an aggregate value of $5,000,000 as of the date of grant which shall vest as to one-third of the shares on the achievement of certain research and development milestones to be determined by the OLC Committee (the “RSU Award”) at the time of grant. The New Hire Option and the Performance-Vesting Option each will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant. The Offer Letter provides that Mr. Mullen is entitled to severance benefits in accordance with the Company’s Amended Severance Benefits Plan, which has been filed as Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 26, 2020.

The description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	February 19, 2021	By:	/s/ Michelle Robertson

Michelle Robertson Chief Financial Officer